SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
500 BOYLSTON STREET BOSTON, MASSACHUSETTS 02116 TEL: (617) 573-4800 FAX: (617) 573-4822 www.skadden.com	FIRM/AFFILIATE OFFICES CHICAGO HOUSTON LOS ANGELES NEW YORK PALO ALTO WASHINGTON, D.C. WILMINGTON
October 5, 2021	BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO

The Gabelli Dividend & Income Trust

One Corporate Center

Rye, New York 10580-1422

Re:	The Gabelli Dividend & Income Trust
Preferred Shares Shelf Takedown

Ladies and Gentlemen:

We have acted as special counsel to The Gabelli Dividend & Income Trust, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Trust of up to 6,000,000 shares (the “Shares”) of the Trust’s 4.250% Series K Cumulative Preferred Shares, par value $0.001 per share, with a liquidation preference of $25.00 per share, (the “Series H Preferred Shares”), pursuant to the Underwriting Agreement, dated October 4, 2021, among BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters listed therein (the “Underwriters”), the Trust and the Trust’s investment adviser, Gabelli Funds, LLC, a New York limited liability company (the “Underwriting Agreement”).

This opinion is being furnished to you in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i) the registration statement on Form N-2 (File Nos. 333-259726 and 811-21423) of the Trust relating to the offering of the Securities and other securities of the Trust filed with the Commission on September 22, 2021 under the Securities Act of 1933, as amended (the “Securities Act”) and the 1940 Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), as proposed to be amended by Post-Effective Amendment No. 1 on the date hereof, including the Incorporated Documents (as defined below) and the information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations (such registration statement, as so amended and proposed to be amended, being hereinafter referred to as the “Registration Statement”);

The Gabelli Dividend & Income Trust

October 5, 2021

(ii) the prospectus and Statement of Additional Information of the Trust, which form part of and are included in the Registration Statement and in the form filed with the Commission pursuant to Rule 424(b)(2) of the Securities Act Rules and Regulations (such prospectus and Statement of Additional Information being hereinafter referred to collectively as the “Base Prospectus”);

(iii) the prospectus supplement, dated October 4, 2021 (the “Prospectus Supplement” and, together with the Base Prospectus and the Incorporated Documents, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b)(2) of the Securities Act Rules and Regulations;

(iv) the documents described on Schedule I hereto filed by the Trust with the Commission pursuant to the 1934 Act and incorporated by reference into the Registration Statement or the Prospectus, as the case may be, as of the date hereof (collectively, the “Incorporated Documents”);

(v) an executed copy of a certificate of Peter Goldstein, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(vi) a copy of the Trust’s Certificate of Trust, dated August 20, 2003, as amended by the Certificate of Amendment to the Certificate of Trust, dated September 6, 2007 (as so amended, the “Certificate of Trust”), as certified by the Secretary of State of the State of Delaware as of October 4, 2021 and certified pursuant to the Secretary’s Certificate;

(vii) a copy of the Trust’s Second Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated as of February 16, 2011, as amended and supplemented by the Amended and Restated Statement of Preferences for the 5.875% Series A Cumulative Preferred Shares, dated as of November 15, 2012, the Second Amended and Restated Statement of Preferences for the Series B Auction Market Preferred Shares, dated as of January 23, 2014, the Amended and Restated Statement of Preferences for the Series C Auction Market Preferred Shares, dated as of November 15, 2012, the Amended and Restated Statement of Preferences for the 6.00% Series D Cumulative Preferred Shares, dated as of November 15, 2012, the Amended and Restated Statement of Preferences for the Series E Auction Rate Preferred Shares, dated as of November 15, 2012, the Statement of Preferences of 5.25% Series G Cumulative Preferred Shares, dated as of June 28, 2016, the Statement of Preferences of 5.375% Series H Cumulative Preferred Shares, dated as of June 4, 2019, the Statement of Preferences of Series J Cumulative Term Preferred Shares, dated as of April 14, 2021, and the Statement of Preferences of 4.250% Series K Cumulative Preferred Shares, dated as of October 4, 2021, certified pursuant to the Secretary’s Certificate (as so amended and supplemented, the “Declaration of Trust”);

The Gabelli Dividend & Income Trust

October 5, 2021

(viii) a copy of the Trust’s Amended and Restated By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(ix) copies of certain resolutions relating to the issuance, sale and registration of the Shares and related matters, adopted (i) by the Board of Trustees of the Trust (the “Board of Trustees”) on February 25, 2004, August 18, 2021, September 14, 2021 and September 30, 2021, and (ii) by the Pricing Committee of the Board of Trustees on October 4, 2021, certified pursuant to the Secretary’s Certificate (collectively, the “Board Resolutions”);

(x) a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware; and

(xi) an executed copy of the Underwriting Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and, when the issuance of the Shares has been duly registered in the share record books of the Trust and the Shares are delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement and Board Resolutions, the Shares will be validly issued, fully paid and nonassessable, except for the obligation of any holders of Shares to repay any funds wrongfully distributed to them.

The Gabelli Dividend & Income Trust

October 5, 2021

In rendering the foregoing opinion, we have assumed that the Certificate of Trust, the Declaration of Trust and the By-Laws are the only governing instruments, as defined under the DSTA, of the Trust; the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Certificate of Trust.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the headings “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

T.A.D.

Schedule I

1.	The Trust’s semi-annual report on Form N-CSR for the reporting period ended June 30, 2021, filed with the Commission on September 3, 2021

2.

The Trust’s annual report on Form N-CSR for the fiscal year ended December 31, 2020, which includes the Financial Highlights for years ended 2020, 2019, 2018, 2017 and 2016, filed with the Commission on March 8, 2021

3.	The Trust’s definitive proxy statement on Schedule 14A for the Trust’s 2021 annual meeting of shareholders, filed with the Commission on March 29, 2021

4.

The Financial Highlights for years ended 2015, 2014, 2013, 2012, and 2011, in the Trust’s annual report on Form N-CSR for the fiscal year ended December 31, 2015, filed with the Commission on March 9, 2016

5.

The description of the Trust’s 5.375% Series H Cumulative Preferred Shares contained in the Trust’s Registration Statement on Form 8-A (File No. 001-31903) filed with the Commission on June 5, 2019, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby

6.

The description of the Trust’s 5.25% Series G Cumulative Preferred Shares contained in the Trust’s Registration Statement on Form 8-A (File No. 001-31903) filed with the Commission on June 29, 2016, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby

7.

The description of the Trust’s common shares contained in the Trust’s Registration Statement on Form 8-A (File No. 001-31903) filed with the Commission on November 24, 2003, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby